UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 4, 2006

International Game Technology

(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9295 Prototype Drive, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 4, 2006, International Game Technology (the “Company”) entered into an indenture (the “Indenture”) with The Bank of New York, N.A., as trustee, in connection with the Company’s offer to exchange (the “Exchange Offer”) up to $969,712,000 in aggregate principal amount at maturity of new Zero-Coupon Convertible Debentures due January 29, 2033 (“New Debentures”) for an equal aggregate principal amount at maturity of its currently outstanding Zero-Coupon Convertible Debentures due January 29, 2033 (“Old Debentures”).  As previously announced, the Exchange Offer expired at 5:00 p.m., New York City time, on March 29, 2006.

A description of the material terms of the New Debentures is incorporated herein by reference to the information under the headings “Summary Description of the Debentures and the Exchange Offer” and “Description of New Debentures” in the Company’s offering memorandum dated February 8, 2006, which was filed as Exhibit 99(A)(1)(I) to the Company’s Schedule TO filed February 8, 2006, as amended and supplemented by Amendment No. 1 to Schedule TO filed on March 2, 2006, Amendment No. 2 to Schedule TO filed on March 10, 2006, Amendment No. 3 to Schedule TO filed on March 15, 2006, and Amendment No. 4 to Schedule TO filed on April 5, 2006 (as amended and supplemented, the “Offering Memorandum”). The Indenture was qualified pursuant to the Company’s Form T-3 Application for Qualification of Trust Indenture (SEC File No. 022-28804), as amended and supplemented by Amendment No. 1 to Form T-3 filed by the Company on March 8, 2006. The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In the aggregate, $964,767,000 principal amount at maturity of the Old Debentures, representing approximately 99.5% of the outstanding principal amount at maturity of the Old Debentures, were tendered for exchange in the Exchange Offer. The Company has accepted all validly tendered Old Debentures and, in exchange, has issued an equal aggregate principal amount at maturity of New Debentures and paid a cash exchange fee of $2.51 for each $1,000 principal amount at maturity of the Old Debentures exchanged.

The New Debentures were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof, based upon the following facts:

•                  The New Debentures were offered for exchange by the Company with its existing securityholders exclusively and solely for the Old Debentures of the Company.

•                  There have not been any sales of securities of the same class as the New Debentures by the Company, nor are there any such other sales planned by or through an underwriter at or about the time of the Exchange Offer.

•                  The Company has not paid or given, and will not pay or give, directly or indirectly, any commission or remuneration to any broker, dealer, salesman, agent or other person for soliciting tenders in the Exchange Offer. To the extent solicitations were undertaken by the Company’s officers and employees, such officers and employees did not receive additional compensation for making such solicitations.

•                  The Company did not retain a dealer-manager in connection with the Exchange Offer. The Company engaged The Bank of New York Trust Company, N.A. as the “Exchange Agent,” D.F. King & Co., Inc. as the “Information Agent,” and Banc of America Securities LLC as the “Financial Advisor,” all of whom received reasonable and customary fees for their services. None of the fee arrangements were conditioned on the success of the Exchange Offer and none of such persons were authorized to solicit the exchange of Old Debentures in the Exchange Offer. The Financial Advisor, the Information Agent and the Exchange Agent provided to the registered holders of the Old Debentures only information otherwise contained in the Offering Memorandum and related documents and general information regarding the mechanics of the exchange process. The Exchange Agent provided the actual acceptance and exchange services with respect to the exchange of Old Debentures for New Debentures.

•                  No holder of the New Debentures made or was requested to make any cash payment in connection with the Exchange Offer other than the payment of any applicable taxes, in accordance with the terms of the Offering Memorandum and Letter of Transmittal.

The New Debentures are convertible upon the occurrence of certain events. Upon conversion, each New Debenture is convertible into cash and shares, if any, of the Company’s common stock. The information under the headings “Summary Description of the Debentures and the Exchange Offer — The New Debentures — Conversion Rights” and “Description of New Debentures — Conversion Rights” in the Offering Memorandum is incorporated herein by reference and more fully describes the terms of conversion of the New Debentures.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 4, 2006, between the Company and The Bank of New York, N.A., as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY, INC.

Date: April 4, 2006	By:	/s/ Maureen T. Mullarkey
Maureen T. Mullarkey
Executive Vice President,
Chief Financial Officer
and Treasurer